Exhibit 99.2

FOR IMMEDIATE RELEASE

A. SCHULMAN ANNOUNCES ACQUISITION OF CITADEL, A LEADING NORTH AMERICAN SPECIALTY ENGINEERED PLASTICS COMPANY

•	Almost doubles U.S. revenue, thus balancing our global geographic footprint

•	Provides new growth platform with industry-leading, high-margin specialty thermoset composites business

•	Moves product portfolio further into high-value-added specialty markets with enhanced services and products to customers

•	The transaction will be accretive in Company’s Fiscal 2016

Akron, Ohio - March 16, 2015 - A. Schulman, Inc. (Nasdaq-GS: SHLM), a leading international supplier of high-performance plastic compounds, powders and resins, announced today that it has executed a definitive agreement to acquire all of the issued and outstanding capital stock of privately held Citadel Plastics Holdings, Inc. (“Citadel”), a portfolio company of private equity firms HGGC and Charlesbank Capital Partners, for $800 million. Based in West Chicago, IL, Citadel is a leading North American specialty engineered plastics company that produces thermoset composites and thermoplastic compounds for specialty product applications spanning multiple industries including transportation, industrial & construction, consumer, electrical, energy and healthcare & safety. In 2014, Citadel had approximately $525 million of pro-forma revenue (giving effect to their recent acquisition) and pro-forma earnings before interest, taxes, depreciation, and amortization (“EBITDA”) of approximately $75 million.

The deal, which is subject to standard closing conditions, is expected to close in the third quarter of the Company’s fiscal 2015. Due to the timing of the deal in relationship with A. Schulman’s fiscal year end of August 31, it is not expected to be accretive in the Company’s fiscal 2015, but is expected to be accretive in the first 12 months of ownership. The Company anticipates achieving approximately $25 million in synergies within 18 months of closing, driven primarily by sourcing activities and plant efficiency actions.

“Today’s announcement marks a significant strategic milestone as we continue to transform the Company beyond plastic compounding into a premier specialty plastics organization,” said Bernard Rzepka, president and chief executive officer of A. Schulman. “In early 2014, we communicated our Expanded Vision which defined target areas to drive growth for A. Schulman beyond our traditional space. Citadel provides us a unique opportunity to enhance our future growth paths for A. Schulman.

“Citadel enhances our thermoplastics platform and will create a more attractive and sustainable business by regionally extending our thermoplastic portfolio in areas such as flame retardants and thermoplastic blends,” stated Rzepka. “Likewise, Citadel will expand our customer-centric service and product development capabilities. With significant revenue in the U.S., Citadel enhances our regional scale and efficiencies, as well as balances our current geographic footprint.

“Citadel provides a solid foundation in the composite business with a diverse set of capabilities to jumpstart our Expanded Vision initiative by adding a second growth platform to our organization with its industry-leading, added-value specialty thermoset composites business,” added Rzepka.

Established in 2007, Citadel has quickly become an industry leader in multiple attractive, niche applications, including: high performance auto structural, electrical power distribution, downhole oil & gas components, and medical patient transport systems. The company’s expertise in material science enables it to deliver customized application-specific solutions with a wide range of performance properties, as well as an unmatched array of technical and formulation capabilities. The company has 1,200 employees and operates 21 manufacturing facilities throughout the world, including 10 thermoplastic facilities in the United States and Canada, and 11 thermoset composite plants comprising seven in North America, one in Germany, one in Brazil, and a joint venture consisting of two plants in China.

“Citadel has enjoyed long-time relationships with an impressive and diverse list of blue-chip OEM customers,” said Rzepka. “Key to its success over the years has been its extensive product development capabilities, which have resulted in more than 7,000 unique formulations and 2,000 active products, totaling over $500 million in potential annual revenue with a win rate that is best in the industry.

“Their product offering not only enhances our existing portfolio, but presents attractive expansion opportunities in other fast-growing sectors such as aerospace, medical, LED lighting and oil & gas. Through this acquisition our portfolio becomes more highly specialized, which will enable us to better serve our customers,” Rzepka said.

The Company intends to fund the transaction with a new capital structure that will consist primarily of long-term debt and senior unsecured notes.

“We are excited to become an important part of A. Schulman and expect the transition to be seamless for customers,” said Mike Huff, chief executive officer of Citadel. “Over the years, A. Schulman has proven itself to be a preferred industry leader that understands how to unlock the growth potential of strategic assets through effective integration and marketing. We look forward to maximizing our full potential as an integral part of A. Schulman.”

Since 2010, A. Schulman has been executing a deliberate acquisitive growth strategy to aggressively grow in key geographic regions and expand the Company’s product portfolio. During this time, the Company successfully completed ten acquisitions and three joint ventures, which contributed 30% of sales and approximately 40% of adjusted operating income to fiscal 2014.

HSBC Securities (USA), Inc. acted as exclusive financial advisor to A. Schulman, Inc. in connection with this transaction. Squire Patton Boggs LLP acted as legal advisor to the Company.

Conference Call on the Web
A live Internet broadcast of A. Schulman’s conference call regarding the acquisition of Citadel can be accessed at 10:00 a.m. Eastern Time on Monday, March 16, 2015, on the Company’s website,
www.aschulman.com.  An archived replay of the call will also be available on the website.

About A. Schulman, Inc.
A. Schulman, Inc. is a leading international supplier of high-performance plastic compounds and resins headquartered in Akron, Ohio. Since 1928, the Company has been providing innovative solutions to meet its customers' demanding requirements. The Company's customers span a wide range of markets such as packaging, mobility, building & construction, electronics & electrical, agriculture, personal care & hygiene, sports, leisure & home, custom services and others. The Company employs approximately 3,900 people and has 42 manufacturing facilities globally. A. Schulman reported net sales of approximately $2.5 billion for the fiscal year ended August 31, 2014. Additional information about A. Schulman can be found at www.aschulman.com.

Cautionary Statements
A number of the matters discussed in this document that are not historical or current facts deal with potential future circumstances and developments and may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historic or current facts and relate to future events and expectations. Forward-looking statements contain such words as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which management is unable to predict or control, that may cause actual results, performance or achievements to differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, and that could adversely affect the Company’s future financial performance, include, but are not limited to, the following:

•
worldwide and regional economic, business and political conditions, including continuing economic uncertainties in some or all of the Company’s major product markets or countries where the Company has operations;

•	the effectiveness of the Company’s efforts to improve operating margins through sales growth, price increases, productivity gains, and improved purchasing techniques;

•	competitive factors, including intense price competition;

•	fluctuations in the value of currencies in major areas where the Company operates;

•
volatility of prices and availability of the supply of energy and raw materials that are critical to the manufacture of the Company’s products, particularly plastic resins derived from oil and natural gas;

•	changes in customer demand and requirements;

•	effectiveness of the Company to achieve the level of cost savings, productivity improvements, growth and other benefits anticipated from acquisitions, joint ventures and restructuring initiatives;

•	escalation in the cost of providing employee health care;

•	uncertainties regarding the resolution of pending and future litigation and other claims;

•	the performance of the global automotive market as well as other markets served;

•	further adverse changes in economic or industry conditions, including global supply and demand conditions and prices for products; and

•	operating problems with our information systems as a result of system security failures such as viruses, computer "hackers” or other causes.

The risks and uncertainties identified above are not the only risks the Company faces. Additional risk factors that could affect the Company’s performance are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2014. In addition, risks and uncertainties not presently known to the Company or that it believes to be immaterial also may adversely affect the Company. Should any known or unknown risks or uncertainties develop into actual events, or underlying assumptions prove inaccurate, these developments could have material adverse effects on the Company’s business, financial condition and results of operations.

# # #

Contact
Jennifer K. Beeman
Director of Corporate Communications & Investor Relations
A. Schulman, Inc.
3637 Ridgewood Road
Fairlawn, Ohio 44333
Tel: 330-668-7346
email: Jennifer.Beeman@aschulman.com
www.aschulman.com